   As filed with the Securities and Exchange Commission on March 17, 1999
                                                      Registration No. 333-68329
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                            AMENDMENT NO. 4 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                            Star Gas Partners, L.P.
             (Exact name of registrant as specified in its charter)
        Delaware                      5984                 06-1437793
     (State or other      (Primary Standard Industrial  (I.R.S. Employer
      jurisdiction            Classification Code)     Identification No.)
   of incorporation or
      organization)
  2187 Atlantic Street                                Joseph P. Cavanaugh,
     P.O. Box 120011                                        President
  Stamford, Connecticut                               Star Gas Corporation
       06912-0011                                     2187 Atlantic Street
     (203) 328-7300                                      P.O. Box 120011
 (Address, including zip                          Stamford, Connecticut 06912-
        code, and                                             0011
    telephone number,                                    (203) 328-7300
 including area code, of                            (Name, address, including
 registrant's principal                                   zip code, and
   executive offices)                              telephone number, including
                                                          area code, of
                                                       agent for service)
                                   Copies to:
 Andrews & Kurth L.L.P.      Phillips Nizer Benjamin
                                Krim & Ballon LLP         Latham & Watkins
    805 Third Avenue      666 Fifth Avenue, 28th Floor    885 Third Avenue
New York, New York 10022    New York, New York 10103     New York, New York
     (212) 850-2800              (212) 977-9700               1002-4802
      Attn: Michael         Attn: Alan Shapiro, Esq.      (212) 906-1200
    Rosenwasser, Esq.                                     Attn: Robert A.
                                                           Zuccaro, Esq.

        Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution (1)

   SEC Registration Fee.............. $   54,349
   NASD Fee..........................     20,050
   Printing and Engraving Expenses...    500,000
   New York Stock Exchange Listing
    Fee..............................     36,225
   Accounting Fees and Expenses......    100,000
   Legal Fees and Expenses...........    650,000
   Transfer Agent and Registrar
    Fees.............................     10,000
   Miscellaneous.....................     29,376
                                      ----------
     Total........................... $1,400,000
                                      ==========

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  (1)The amounts set forth above, except for the SEC, NASD and New York Stock
  Exchange fees, are in each case estimated.

Item 15. Indemnification of Directors and Officers

  The Partnership Agreement and the Operating Partnership Agreement provide that the Partnership or the Operating Partnership, as the case may be, will indemnify (to the fullest extent permitted by applicable law) certain persons from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgements, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with any claim, demand, action, suit or proceeding to which the Indemnitee is or was an actual or threatened party and which relates to the Partnership Agreement or the Operating Partnership Agreement or the property, business, affairs or management of the Partnership or the Operating Partnership. This indemnity is available only if the Indemnitee acted in good faith, in a manner in which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Indemnitees include the General Partner, any Departing Partner, any affiliate of the General Partner or any Departing Partner, any person who is or was a director, officer, employee or agent of the general partner or any Departing Partner or any affiliate of either, or any person who is or was serving at the request of the General Partner, any Departing Partner, or any such affiliate as a director, officer, partner, trustee, employee or agent of another person. Expenses subject to indemnity will be paid by the applicable partnership to the Indemnitee in advance, subject to receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification. The Partnership will, to the extent commercially reasonable, purchase and maintain insurance on behalf of the Indemnitees, whether or not the Partnership would have the power to indemnify such Indemnitees against liability under the applicable partnership agreement. Star Gas Corporation maintains a policy of directors' and officers' liability insurance on behalf of its officers and directors.

  Reference is made to Section 6 of the Underwriting Agreement filed as Exhibit
1.1 hereto.

Item 16. Exhibits

  The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit                        Description
-------  --------------------------------------------------------
  1.1    Form of Underwriting Agreement.**
  2.1    Amended and Restated Merger Agreement dated as of
         February 3, 1999 by and among Petroleum Heat and Power
         Co. Inc., Star Gas Partners, L.P. and Star Gas Propane,
         L.P.+
  2.2    Exchange Agreement, as amended, dated October 17, 1998.+

Exhibit                           Description
-------  --------------------------------------------------------------
 4.2     Form of Agreement of Limited Partnership of Star Gas Partners,
         L.P. (included as Annex C to the Prospectus).
 4.3     Form of Agreement of Limited Partnership of Star Gas
         Propane, L.P.+
 5.1     Opinion of Phillips Nizer Benjamin Krim & Ballon LLP
         as to the validity of the securities being registered.**
 8.1     Opinion of Andrews & Kurth L.L.P. as to certain federal
         income tax matters.**
 23.1    Consent of KPMG LLP.**
 23.2    Consent of Phillips Nizer Benjamin Krim & Ballon LLP
         (included in their opinion filed as Exhibit 5.1).**
 23.3    Consent of Andrews & Kurth L.L.P. (included in their
         opinion filed as Exhibit 8.1).**
 24.1    Powers of Attorney**

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*  To be filed by amendment.
** Previously filed.
+ Incorporated by reference to an exhibit to the Registrant's Registration Statement on Form S-4, File No. 333-66005, filed with the Commission on October 22, 1998.

Item 17. Undertakings

  (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions described in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, state of Connecticut, on March 17, 1999.

                                          Star Gas Partners, L.P.

                                          By:  STAR GAS CORPORATION, as
                                              General Partner

                                             /s/ Joseph P. Cavanaugh
                                          By: ____________________
                                             Joseph P. Cavanaugh
                                             President

                               POWER OF ATTORNEY


  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Joseph P. Cavanaugh         President (Principal         March 17, 1999
______________________________________ Executive Officer)
         Joseph P. Cavanaugh

        /s/ Richard F. Ambury          Vice President--Finance      March 17, 1999
______________________________________ (Principal Financial and
          Richard F. Ambury            Accounting Officer)

          /s/ Irik P. Sevin            Director                     March 17, 1999
______________________________________
            Irik P. Sevin

                  *                    Director                     March 17, 1999
______________________________________
           Audrey L. Sevin

                  *                    Director                     March 17, 1999
______________________________________
          William Nicoletti

                  *                    Director                     March 17, 1999
______________________________________
         Elizabeth K. Lanier

                  *                    Director                     March 17, 1999
______________________________________
            Paul Biddelman

                  *                    Director                     March 17, 1999
______________________________________
          Thomas J. Edelman

                                       Director
______________________________________
           Wolfgang Traber

                  *                    Director                     March 17, 1999
______________________________________
        William G. Powers, Jr.


           /s/ Irik P. Sevin
*By _________________________________
             Irik P. Sevin
           Attorney-in-Fact